Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Cooper Companies, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑22417, 333-108066, 333-25051, 333-27639, 333-34206, 333-40431, 333-48152, and 333-80795) on Form S-3 and registration statements (Nos. 333-10997, 333-58839, 333-174682, 333-67954, 333-101366, 333-104346, 333-115520, 333-133719, 333-133720, 333-143338, and 333-158892) on Form S-8 of The Cooper Companies, Inc. (the Company) of our report dated December 22, 2016, with respect to the consolidated balance sheets of the Company as of October 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows, for each of the years in the three-year period ended October 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 31, 2016, which report appears in the October 31, 2016 Annual Report on Form 10-K of the Company.

/s/ KPMG LLP
San Francisco, California
December 22, 2016